                                                                     Exhibit 8.3


                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                  919 Third Avenue
                                New York 10022-3879
                                Tel: (212) 735-3000
                                Fax: (212) 735-2000





                              March 20, 1998




Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

               Re: Registration Statement on Form S-3 relating to Mortgage-Backed Securities
                    -----------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Depositor"), in connection with the preparation of the Depositor's registration statement on Form S-3 (the "Registration Statement"), to be filed on even date herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Collateralized Mortgage Obligations (the "Bonds"), to be issued in series (each a "Series"), pursuant to a trust indenture with respect to such Series (a "Trust Indenture") and the supplemental indenture with respect to each such Series (the "Series Supplement," together with the Trust Indenture, the "Indenture") between the Depositor and the entity named as trustee therein (the "Trustee"), and Mortgage-Backed Certificates (the "Certificates"), to be issued in series (each a "Series"), pursuant to a trust agreement with respect to each such Series (each a "Trust Agreement"), among the Depositor, the entity, if any, named as the master servicer therein (the "Master Servicer"), the Trustee and the entity, if any, named as the REMIC Administrator.

          We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation, by-laws and other corporate documents of the Depositor; (ii) certain resolutions of the Board of Directors of the Depositor; (iii) the form of Trust Agreement filed as an exhibit to the Registration Statement (including the forms of the Certificates annexed as exhibits thereto); (iv) the form of Indenture filed as an exhibit to the Registration Statement (including the forms of Bonds annexed as exhibits thereto); (v) the Registration Statement; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor and of public officials and agencies.

          Members of our firm are admitted to the bar in the States of New York and Delaware, and we express no opinion as to the laws of any jurisdiction other than the laws of such states and the United States of America, as applicable.

          Based upon and subject to the foregoing, we are of the opinion that:

                    (i) In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropriate. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

          Based on and subject to the foregoing, we hereby confirm that the statements in the prospectus contained in the Registration Statement (the "Prospectus") under the caption "Certain Federal Income Tax Considerations" accurately describe the material federal income tax consequences to holders of Offered Certificates, under existing law and the assumptions stated therein.

          You should be aware, however, that our opinion represents our conclusions as to the application of existing law. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service. We also note that the Prospectus does not relate to a specific transaction. Accordingly, the abovereferenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Skadden, Arps, Slate, Meagher & Flom under the caption "Certain Federal Income Tax Considerations" in the Prospectus.




                                   Very truly yours,


                                   /s/  Skadden, Arps, Slate, Meagher & Flom LLP